Exhibit 99.5

Title: Circle to become a public company

Dear Circle Community,

I am writing to share with you an exciting and significant milestone in our journey as a company. Today we announced that we have entered into a definitive agreement that will result in Circle becoming a publicly traded company on the New York Stock Exchange (NYSE). We have accomplished this through a combination with Concord Acquisition Corp (“Concord”) (NYSE: CND.U), a publicly traded special purpose acquisition company.

The transaction values Circle at an enterprise value of $4.5 billion, and through the combination of Circle’s recently completed financing, the SPAC and associated PIPE financing, Circle will have raised more than $1.1B in capital. Once the transaction is closed, Circle is expected to trade on the NYSE under the symbol “CRCL”.

As a Circle stakeholder (customer, partner, investor, community-member), we shared this information with you as soon as it was announced. Since our founding in 2013, we have relentlessly pursued our mission to raise global economic prosperity through the frictionless exchange of financial value, and to connect the world more deeply by building a new global economic system on the foundation of the internet.

Over the years, we have continued to deepen and strengthen our core values of being a deeply collaborative multi-stakeholder company, being mindful while driven by excellence and, finally, having the highest standards of integrity.

Putting these values into action has allowed us to execute our mission, and to assemble a world-class team of Circlers, a team that is growing incredibly fast alongside the rapid growth in our business.

A central component of our mission has been helping to establish and grow USD Coin (“USDC”), the fastest growing dollar digital currency in the world. USDC has grown over 3400% since early 2021, now sitting at more than $25B USDC in circulation, and powering over $785B in on-chain transactions.

In addition to operating the core market infrastructure of USDC, Circle has continued to build a comprehensive suite of internet-native financial services, including Circle Account, Circle APIs, Circle Yield, including our newly announced DeFi APIs, and SeedInvest, our platform for helping companies raise capital directly from investors on the internet.

While this transaction, and the transformation of Circle into a global, publicly listed company is exciting in and of itself, it is merely a marker in our journey to transform the world’s economic system using internet-native technologies. We have a long way to go in pursuing our mission, and are incredibly grateful to each and every one of you for your support and engagement with Circle. We are also thrilled to partner with Concord’s executive and investment team, drawing on their decades of operating experience growing financial services businesses around the world.

Together, we are part of a growing multi-stakeholder ecosystem working together to advance what’s possible for the world through the power of crypto-economic systems and blockchain technology. This “money movement” is in its early innings, and we look forward to continued and intense collaboration as we keep dreaming, building and delivering value together.

More on this significant corporate development can be found here:

https://www.circle.com/investors

Sincerely,

Jeremy Allaire

Co-Founder, Chairman and CEO

Important Information and Where to Find It

A full description of the terms of the proposed transactions (collectively, the “Transactions”) will be provided in a registration statement on Form S-4 to be filed with the SEC by Circle Acquisition Public Limited Company (the “Company”) that will include a proxy statement for the stockholders of Concord that will also constitute a prospectus of the Company. Concord, Circle and the Company urge investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about Concord, Circle and the Transactions. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to stockholders of Concord as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Concord Acquisition Corp, 477 Madison Avenue, New York, NY 10022. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Concord, Circle and the Company and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Transactions under the rules of the SEC. Information about the directors and executive officers of Concord is set forth in Concord’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on May 20, 2021. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the Transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This document is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Concord, Circle or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This document includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected proceeds of the Transactions to the combined company, Circle’s anticipated future growth, and Circle and Concord’s ability to consummate the Transactions within the time period expected, or at all. These statements are based on various assumptions and on the current expectations of Concord’s and Circle’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Concord and Circle. These forward looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; applicable taxes, inflation, interest rates and the regulatory environment in which Circle operates; the outcome of legal proceedings or other disputes to which Circle, Concord and/or the Company is or may become a party; the inability of the parties to consummate the Transactions; the risk that the approval of the stockholders of Concord or Circle for the Transactions is not obtained; failure to realize the anticipated benefits of the Transactions, including as a result of a delay in consummating the Transactions; the risk that the announcement and/or consummation of the Transactions disrupt current plans and operations of Circle; the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; the ability to maintain the listing of the combined company’s securities on the New York Stock Exchange; the inability to complete the private placement proposed to be consummated in connection with the Transactions; the amount of redemption requests made by Concord’s stockholders; those factors discussed in Concord’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Risk Factors,” and other documents of Concord filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Concord, Circle and the Company presently do not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Concord’s and Circle’s expectations, plans or forecasts of future events and views as of the date of this communication. Concord and Circle anticipate that subsequent events and developments will cause their assessments to change. However, while Concord and Circle may elect to update these forward-looking statements at some point in the future, Concord and Circle specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Concord’s or Circle’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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